                                                                   Exhibit 10.51

                                                            *** Text Omitted and
                                                                Filed Separately
                                                          Confidential Treatment
                                                                 Requested Under
                                                  17 C.F.R (S)(S) 200.80 (b)(4),
                                                            200.83 and 240.24b-2

                                  CONFIDENTIAL

                  RESEARCH COLLABORATION AND LICENSE AGREEMENT
                  --------------------------------------------

         This Research Collaboration and License Agreement (the "Agreement") is made and entered into this 23rd day of August, 2001 (the "Effective Date") by and between Sequenom, Inc., a company incorporated in the state of Delaware and having a place of business at 3595 John Hopkins Court, San Diego, CA 92121 (hereinafter "SQNM") of the first part; and Glaxo Group Limited, a company limited by shares incorporated in England and Wales, whose registered office is at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN, England, and SmithKline Beecham Corporation, a Pennsylvania corporation having a place of business at 709 Swedeland Road, King of Prussia, PA 19406 (hereinafter collectively referred to as "GlaxoSmithKline" or "GSK") of the second part.

         WHEREAS, SQNM has developed its proprietary MassARRAY(TM) System (as defined herein) and related products and technologies pertaining to nucleic acid analysis by mass spectrometry; and

         WHEREAS, SQNM is engaged in genomics research and development, such as the confirmation and characterization of putative public domain single nucleotide polymorphisms (SNPs) using its intellectual property, know how, information, and equipment including hardware, software and consumables pertaining to the MassARRAY(TM) Technology and has certain intellectual property related thereto; and

         WHEREAS, GSK is a pharmaceutical company engaged in research and development (R&D) and utilizes genetic and genomic research in all phases of R&D for purposes such as new target discovery, pharmacogenetics, pharmacogenomics to support the commercialization of therapeutics for worldwide consumers; and

         WHEREAS, GSK desires to enter into this Agreement and engage SQNM to perform with GSK a collaborative research project with the objective of developing SNP assays ("Assays") on the terms set forth herein; and

         WHEREAS, the Parties both agree that this Agreement and the terms and conditions contained herein are of mutual benefit in that the confirmation of public domain SNPs, the development of Assays to determine allelic frequencies in human DNAs, and the acquisition of quality oligonucleotide reagents at reduced prices is of value to both Parties.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the Parties, intending to be legally bound, hereby covenant and agree as follows:

                             ARTICLE I. DEFINITIONS

         For the purposes of the Agreement, the following words and phrases shall have the following meanings, and the use of the singular form shall include the plural form and vice versa:

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1.   "Affiliate" means any corporation or other entity which controls, is
      ---------
     controlled by or is under common control with a party to this Agreement. A corporation or other entity, as applicable, shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

2.   "Allelotype" or "Allele Frequency Information" means a [...***...]
      ----------      ----------------------------

3.   "Background Data" means the pre-existing, proprietary data and information
      ---------------
     which is i) owned by one Party as of the Effective Date of this Agreement, and ii) related to the Project hereunder, and iii) provided by the owning Party to the other Party for use in the Project pursuant to this Agreement or are included within the scope of the options to licenses under Article IV.C. Notwithstanding the above, Background Data shall not include any data that is in the public domain. Background Data includes but is not limited to any gene-related or SNP-related sequence or other information provided from one Party to the other Party during the term of the Agreement which is not already in the public domain (i.e., publicly available and not protected by any proprietary rights).

4.   "Background Technology" means the pre-existing technology, inventions
      ---------------------
     and/or discoveries, whether or not patentable, which are i) owned by one Party as of the Effective Date of this Agreement, and ii) related to the Project hereunder, and iii) provided by the owning Party to the other Party for use in the Project pursuant to this Agreement or are included within the scope of the options to licenses under Article IV.C. In the case of SQNM, Background Technology includes but is not limited to the technology and items listed in Exhibits C1 and C2, and specifically includes U.S. Patent No. 6,258,538 and any patent applications claiming priority to or from the Patent and having an identical specification, and foreign equivalents and counterparts thereof claiming such technology, including any and all continuations, divisionals, reissues and reexaminations relating thereto (the "538 Patent"). Background Technology shall not include any technology, inventions and/or discoveries of a Party which are in the public domain, as defined above.

5.   "Confirmed SNP" shall mean a SNP for which a Functional Assay has revealed
      -------------
     the existence of a polymorphism (either high or low frequency) in the CEPH DNA [...***...].

6.   "Element" shall mean each of the three hundred eighty four (384)
      -------
     predetermined positions on the 384 SpectroCHIP(TM) DNA analysis chip for the location of reaction products for analysis by the MassARRAY(TM) System wherein the reaction products at each position are generated by exactly one monoplex or one multiplex MassEXTEND(TM) reaction performed on a DNA sample from a single person or organism and not from multiple people or organisms. By way of example, for the 384 SpectroCHIP(TM) DNA analysis chip, each chip contains three hundred eighty four (384) positions, so that for the MassARRAY(TM) System which is

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     processing a chip that has a DNA sample from a single person at each position, three hundred eighty four (384) Elements are used and consumed under this definition.

7.   "Functional Assay" shall mean a Processed SNP Assay that satisfies
      ----------------
     parameters for quality and robustness as set forth in Exhibit A and exhibits at least one of the expected allelotypes in the CEPH panel of DNAs.

8.   "Gene-Based SNPs" means SNPs that reside in introns, exons, promoters, and
      ---------------
     other regulatory regions of genes.

9.   "Genotyping" means analyzing oligonucleotide or nucleic acid samples to
      ----------
     discover, test, confirm, or validate potential or known mutations or polymorphisms and identifying and characterizing mutations or polymorphisms as to genotype and/or allelotype.

10.  "GSK-nominated SNPs" means the set of [...***...] putative SNPs derived
      ------------------
     from [...***...] that are selected by GSK for inclusion in the work performed under this Agreement pursuant to the SOW as set forth in Exhibit A, all of which shall be different than the SQNM-nominated SNPs.

11.  "Know-How" means unpatented technical and other non-public or proprietary
      --------
     information including but not limited to unpublished patent applications, trade secrets, ideas, concepts, inventions, discoveries, data, formulae, specifications, techniques, procedures for experiments and other protocols, results of experimentation and assay protocols.

12.  "Intellectual Property Rights" means all proprietary legal rights owned or
      ----------------------------
     controlled by a Party with respect to the technology, discoveries and/or inventions of such Party, including all trade secrets, know-how, copyrights, trademarks, and patents (including inventor's certificates) and applications therefor throughout the world, and any other form of right by which a Party may effectively exclude another Party from making, having made, using, selling, offering for sale or importing such technology, discoveries and/or inventions, including contract rights.

13.  "GSK's Internal Research Purposes" means GSK's internal research and
      --------------------------------
     development purposes and activities, including, but not limited to [...***...] research and development purposes and activities. For the avoidance of doubt, Internal Research Purposes includes GSK's research and development activities that are being carried out by GSK [...***...]

14.  "SQNM's Internal Research Purposes" means SQNM's internal research and
      ---------------------------------
     development purposes and activities, including, but not limited to [...***...] research and development purposes and activities. For the avoidance of doubt, Internal Research Purposes includes SQNM's research and development activities that are being carried out by SQNM [...***...]

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15.  "New IP" shall mean any and all inventions, discoveries, technology and
      ------
     Project Data, whether or not patentable, which are discovered or created in the course of performing the work described in the Statement of Work (SOW) for the Project as set forth in Exhibit A. By way of example and not by limitation, New IP shall include all Functional Assays, Processed SNP Assays, Allele Frequency Information and all inventions and discoveries related thereto, whether or not patentable, which are developed hereunder.

16.  "Party" means either SQNM or GSK, and "Parties" means both SQNM and GSK.
      -----                                 -------

17.  "[...***...]" means Genotyping DNA samples [...***...] per Element.
      ---------

18.  "[...***...] Technology" means SQNM's Know-How and Intellectual Property
      ----------------------
     Rights which are necessary to practice [...***...] in combination with SQNM's proprietary MassEXTEND(TM) methods and processes claimed under SQNM's U.S. Patent No. 6,258,538 and all counterpart foreign equivalent patent rights. [...***...] Technology includes, but is not limited to experimental procedures, the software that controls the SpectroREADER(TM) mass spectrometer for [...***...] and the software that provides [...***...].

19.  "Processed SNP Assay" means Assays for putative SNPs that have been
      -------------------
     executed using the MassARRAY(TM) System on the CEPH samples pursuant to the detailed Statement of Work in Exhibit A.

20.  "Project" means, collectively, the work, research, deliverables, duties and
      -------
     other obligations which are to be performed and/or provided pursuant to this Agreement and which are described in Exhibits A and B as appended hereto and hereby incorporated by reference.

21.  "Project Data" shall mean any and all results, data, and information
      ------------
     obtained or resulting from the work performed pursuant to the SOW as set forth in Exhibit A, and shall include all the information set forth on Exhibit D.

22.  "Project SNPs" means (i) the SQNM-nominated SNPs and (ii) the
       ------------
     GSK-nominated SNPs.

23.  "Reagent" means the oligonucleotide reagents purchased under this Agreement
      -------
     in accordance with Exhibits A and B.

24.  "SNP" shall mean a putative single nucleotide polymorphism as defined by
      ---
     inclusion in the [...***...]

25.  "SNP-Related Information" means the data and information identified in
      -----------------------
     Exhibit D that is necessary (i) for the review and nomination process on all Project SNPs, or (ii) to perform the actions necessary to produce and perform Processed SNP Assays, Functional Assays, and

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     Confirmed SNPs; provided however, that SNP-Related Information shall not include Processed SNP Assay Data, as described on Exhibit D.

26.  "SQNM-nominated SNPs" means the existing set of [...***...] SNPs assays
      -------------------
     designated by SQNM to be included in the set of Processed SNPs Assays, all of which are [...***...], as of the Effective Date.

27.  "Territory" means worldwide.
      ---------

28.  "Third Party" means any person, party or entity other than GSK and its
      -----------
     Affiliates, or SQNM and its Affiliates, and their respective employees and officers. By way of example and not by limitation, Third Parties shall include any and all consultants, contractors or other third parties engaged by SQNM or GSK or their respective Affiliates pursuant to the terms and conditions of this Agreement.

                      ARTICLE II. DELIVERABLES AND PAYMENTS

A.       Statement of Work and Deliverables.

         1. The obligations of each Party with respect to the work or research to be performed pursuant to this Agreement and the deliverables as a result of such work or research are set forth in detail in the Statement of Work for the Project (the "SOW") which is attached hereto as Exhibit A and hereby incorporated by reference. As more specifically described in Exhibit A, the Project will be performed in four phases (hereinafter Phase 1, Phase 2, Phase 3, and Phase 4), each of which is likely to extend into the other.

         2. The failure of either party to perform any of its material obligations pursuant to the SOW shall be deemed a material breach of this Agreement.

B.       Terms and Conditions of Payments.

         1. The obligations of each Party with respect to the terms and conditions of payments to be made pursuant to this Agreement shall be in accordance with the detailed terms and conditions set forth in this Article II and in Exhibit B, which is attached hereto and is hereby incorporated by reference.

         2. Each Party shall use commercially reasonable efforts to perform their respective obligations under the SOW. The failure of either party to perform any of its material obligations with respect to the terms and conditions of payment shall be deemed a material breach of this Agreement.

C.       SQNM Deliverables to GSK

         1. On the Effective Date of this Agreement, SQNM will send to GSK in CD format and via express mail the Project Data set forth in Exhibit D pertaining to all Confirmed SNPs [...***...] and all Processed SNP Assays [...***...] from the [...***...] gene-

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based SQNM-nominated SNP set. A CD containing all Project Data in existence as of the Effective Date as outlined in Exhibits A & B will also be sent on the Effective Date. The Project Data for [...***...] SQNM-nominated SNPs will also be sent by SQNM and received by GSK as per the Timeline in Exhibit B. A list of Third Party vendors and information necessary to facilitate negotiations for Phase 4 Reagent purchases on behalf of both parties will also be sent on the Effective Date.

     2. SQNM will use reasonable efforts to provide GSK the technical experience and information needed to facilitate the implementation of the [...***...] at GSK within [...***...] from the Effective Date. At GSK's request, this shall include GSK personnel familiarizing themselves with the [...***...] at SQNM's San Diego facility for a period of time, at GSK's expense.

         3. A CD of Project Data necessary to review the status of the Project and for Reagent ordering, or processing and confirmation of the Project SNPs will be sent to GSK essentially as produced, every [...***...] up to and through [...***...]. After [...***...], the CD shipment will occur [...***...] for the remaining duration of this Agreement. SQNM will invoice GSK upon delivery of each CD shipment of Project Data; provided however, it is understood that, regardless of the date of invoice, GSK payment dates will be as outlined in this Agreement.

         4. During the course of the Project, GSK and SQNM may each desire to purchase larger quantities of specific oligonucleotides from any of the approximately [...***...] oligonucleotides that will be designed and tested as part of this Agreement as part of Phase 4 of the Project. [...***...]

         5. Invoices for all Phase 4 Reagents co-purchased by SQNM on behalf of GSK will be paid by GSK either to SQNM or directly to the Third Party vendor upon receipt of the appropriate amount of the co-purchased Reagent by GSK at its Research Triangle Park research facility.

         6. All Project Data and invoices for Processed SNP Assays and Phase 4 Reagent must be received by GSK no later than [...***...], subject to a final invoice and payment upon termination in accordance with Section D of Article XI.

D.       GSK Deliverables to SQNM

         1. On or prior to the Effective Date, GSK will send in CD format to SQNM the information and data required from GSK as outlined in Phase 1 in Exhibit A for the purpose of facilitating the selection of GSK-nominated SNPs. This will include public domain SNP data

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required of GSK as well as a list of Third Party vendors and information necessary to facilitate Phase 4 Reagent negotiations on behalf of both parties.

         2. A total of [...***...] GSK-nominated SNPs will be sent by GSK and received by SQNM as two groups of [...***...] SNPs each as per the Timeline in Exhibit B.

         3. GSK will pay a total of [...***...] for the [...***...] Processed SNP Assays (to be determined at a rate of [...***...]) which are completed as part of and according to requirements set forth in Exhibit A and Exhibit B. For payment by GSK to occur on [...***...], as per subsection (5) below, the Project Data corresponding to each Processed SNP Assay must be transferred by SQNM to GSK no later than [...***...] in accordance with the SOW of Exhibit A and Exhibit B; provided however that GSK shall pay for additional Processed SNP Assays that are completed prior to the termination date of this Agreement pursuant to Section D of Article XI. At no time under this Agreement or by extension of this Agreement in accordance with the Terms for Termination will GSK pay any cost for an assay where the Project Data is incomplete or the requirements set forth in the SOW is incomplete for that assay.

         4. The 1st payment by GSK to SQNM for Processed SNP Assays will be based on invoices submitted by SQNM on or prior to [...***...] at a rate of [...***...] completed and will reflect the number of Processed SNP Assays completed in accordance with the requirements of Exhibits A and B as of [...***...], and with the Project Data transferred to GSK by that date. However, it is understood and agreed that payment by GSK for invoice of Processed SNP Assays received through [...***...]. SQNM will provide documentation of all such ordered Reagents at [...***...] intervals during this Agreement.

         5. The second payment by GSK will be based upon invoices submitted by SQNM on or prior to [...***...] with the payment reflecting the remaining number of Processed SNP Assays completed in accordance with the requirements of Exhibits A and B between the [...***...] invoice date and [...***...]. [...***...] in accordance with the SOW of Exhibit A and Exhibit B.

         6. A final payment shall be made by GSK in accordance with Section D of Article XI for number of Processed SNP Assays completed in accordance with the requirements of Exhibits A and B between the [...***...] invoice date and the termination date. [...***...]

         7. For any Phase 4 Reagent purchase of [...***...] or greater which GSK wishes to purchase, GSK will offer in writing and with sufficient detail the Co-Purchase Option to SQNM.

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SQNM will have [...***...] in which to notify GSK in writing whether or not SQNM will participate in the order and to what extent.

         8. Invoices for all Phase 4 Reagents co-purchased by GSK on behalf of SQNM will be paid by SQNM either to GSK or directly to the Third Party vendor upon receipt of the appropriate amount of the co-purchased Reagent by SQNM at its La Jolla research facility.

         9. Invoices submitted by SQNM shall be paid by GSK within [...***...].

               ARTICLE III. JOINT PLANNING AND STEERING COMMITTEE

A. Purpose of Joint Planning and Steering Committee. The Joint Planning and Steering Committee (JPC) will be responsible for the execution and monitoring of the Project in accordance with this Agreement. In particular, the activities of the JPC shall include:

         1. Facilitate nomination of the [...***...] to be selected by GSK and processed for the Project from the entire set of candidate SNPs in accordance with Exhibits A and B.

         2. Supervision of workflow, including experimental sample transfer, sample analysis and data quality control, database posting, data analysis and summary, equipment and software access, training and maintenance.

         3. Monitor all sample, data, invoice, and payment schedules throughout the Project in accordance with the timelines listed in Exhibit B.

         4. Arrange for appropriate price negotiations with mutually agreed upon Third Party vendors for Phase 4 Reagent orders, and in accordance with appropriate company procedures of each Party, agree on pricing strategy with such Third Parties. Coordinate communication of shipment dates, QC information, and the resulting transfer of Reagent to appropriate Party.

         5. Coordinate Phase 4 Reagent purchases and transfer and the Co-Purchase Option.

         6. Assign tasks and responsibilities taking into account each Party's respective specific capabilities and expertise in order to enhance efficiency and synergies.

         7. Proactively manage collection and transfer of quality data and consistent and frequent communication with respective management of each Party.

         8. Ensure overall compliance with the terms of the Agreement including Exhibits A-D, monetary limits, and legal and intellectual property related issues.

         9. Negotiate and resolve issues of performance in accordance with terms of this Agreement.

B. JPC Membership. GSK and SQNM each shall appoint, in their sole discretion, two or three members to the JPC, which shall include a Co-Chair to be designated by GSK and a Co-

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chair to be designated by SQNM. Substitutes or alternates for the Co-Chairs or other JPC members may be appointed at any time by notice in writing to the other Party. The Parties may mutually agree to change the size of the JPC as long as there shall be an equal number of representatives of each Party on the JPC. The initial Co-Chairs are [...***...] of GSK and [...***...] of SQNM, with JPC members of [...***...] and [...***...] of GSK and [...***...] and [...***...] of
SQNM.

C. JPC Meetings. JPC meetings are to be held at least twice during or after the term of this Agreement, with one on each respective site, and with one near the beginning of the Agreement and the last no later than one month post termination date of this Agreement. The method, location and details of all other meetings including teleconferences will be determined jointly by the JPC membership, with special consideration for frequent information transfer each time data or sample is transferred. Other representatives and participants of a Party may attend the JPC meeting as needed, but prior notification and approval must take place. Each JPC meeting will end with a brief summary of issues and steps taken towards resolution recorded in the minutes.

D. Quorum: Voting: Decisions. At each JPC meeting, at least two (2) member(s) appointed by each Party present in person (or by telephone) shall constitute a quorum and decisions shall be made by unanimous decision, with each Party having a single vote.

E. Dispute Resolution. The resolution of any disputes under this Agreement shall be handled in the first instance by vote of the JPC Committee. If cannot be resolved, the dispute shall be escalated to [...***...] of GSK and [...***...] of SQNM, who together shall try to resolve the dispute for a period of thirty (30) days. If the dispute cannot be resolved after a thirty (30) day period, each Party shall be free to pursue all available administrative and/or judicial remedies or actions.

F. JPC Survival. The JPC shall survive any expiration or termination of this Agreement (other than for breach) for a period of one (1) year from the date of such expiration or termination, which shall be extendable by the mutual written agreement of the Parties, in order to manage any affairs that may occur after such expiration or termination, such as review of any publication permitted under this Agreement.

              ARTICLE IV. INTELLECTUAL PROPERTY RIGHTS AND LICENSES

A.       Ownership and Licenses to New IP; Use of  Project SNPs and Reagents

         1. The ownership of all New IP arising from the work performed under this Agreement shall be determined in accordance with U.S. patent law (ownership is determined by inventorship) in the case of patent rights, and in accordance with the appropriate federal or state law in the case of all other Intellectual Property Rights arising from New IP.

2. GSK and its Affiliates shall have [...***...] to use all New IP arising from the Project for GSK's [...***...] only under any and all Intellectual Property Rights which SQNM might have or acquire in and to such New IP and in and to any and all U.S. patents, patent applications and foreign equivalents and counterparts thereof disclosing such New IP. This

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license shall not be sublicenseable or transferable to Third Parties;
[...***...] and provided further [...***...]. Also for the avoidance of doubt, there shall be no restriction or obligation upon GSK to use any of such New IP [...***...]. The license pursuant to this Section shall not extend to SQNM's Background Technology (for example but not limited to SQNM's instrumentation, MassARRAY(TM), MassEXTEND(TM) and [...***...] Technology) or to any improvements, modifications, or enhancements to SQNM's Background Technology.

         3. SQNM and its Affiliates shall have [...***...] to use all New IP arising from the Project for SQNM [...***...] only under any and all Intellectual Property Rights which GSK might have or acquire in and to such New IP and in and to any and all U.S. patents, patent applications and foreign equivalents and counterparts thereof disclosing such New IP. This license shall not be sublicenseable or transferable to Third Parties; [...***...] and provided further [...***...].

         4. The Parties agree that all Project SNPs are in the public domain. Therefore each Party agrees that it shall not in any manner during the term of this Agreement and forever thereafter, directly or indirectly, prohibit, restrict or otherwise substantially inhibit the other Party from making any use whatsoever of any or all of the Project SNPs and any and all information related thereto which is in the public domain. However, except for the licenses expressly granted herein with respect to New IP, nothing herein shall be construed as granting to either Party a license under any of the Intellectual Property Rights of the other Party which may arise as a result of any technology, inventions and/or discoveries, which are based upon or derived from one or more of the Project SNPs. For the avoidance of doubt, nothing in this Section provides either Party, or should be construed to provide either Party, expressly or by implication, with any right or license to use any of the other Party's Background Technology. Also for the avoidance of doubt, nothing in this Agreement shall be construed or interpreted in any way as a restriction or limitation upon GSK or its Affiliates of its right to develop, either alone or by using Third Parties, assays for any one or more SNPs which are derived from [...***...], regardless of whether such SNPs represent a subset or all of the Project SNPs hereunder, without any obligation to SQNM.

         5. GSK shall be the sole owner of any and all Reagents that it purchases as a part of Phase 4, subject to the following. The Parties agree that GSK and its Affiliates shall be free to use such Reagents during the term of this Agreement and forever thereafter, for GSK's Internal Research Purposes; provided, however, that such right shall not be construed to, and does not,

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expressly or impliedly, provide GSK with a license under any SQNM Background
Technology or Intellectual Property Rights thereto. For the avoidance of doubt, GSK's Internal Research Purposes shall include [...***...]. Also for the avoidance of doubt, there shall be no restriction or obligation upon GSK to use any of such Reagents [...***...].

B.       Ownership of Background Technology and Background Data

         1. All Background Technology and all Background Data shall be and remain the sole property of the Party which owns such Background Technology and such Background Data as of the Effective Date.

         2. Each Party agrees to treat as Confidential Information, the Background Technology and the Background Data provided from one party to the other hereunder which is not already in the public domain.

C.       Licenses to SQNM Background Technology; Options to such Licenses

          1. GSK shall have the option, at its sole discretion, to purchase from SQNM upon commercially reasonable terms to be negotiated by the Parties in good faith, the items listed in Exhibit C1 under MassARRAY(TM) System components (Robolab, SpectroPOINT(TM) dispenser, SpectroREADER(TM) mass spectrometer, SpectroTYPER(TM) software, SpectroDESIGNER(TM) software and 384 SpectroCHIP(TM) DNA Analysis chips) as follows. Included within the prices for the products shown in Exhibit C1 shall be any and all required fees for a non-exclusive, non-transferable, non-sublicenseable, license to GSK for GSK Internal Research Purposes under SQNM's Intellectual Property Rights in those products and including SQNM's Know-How related to the use of such products. With the purchase of SQNM's 384 SpectroCHIP(TM) DNA Analysis chips (hereinafter the "Chips"), SQNM shall grant GSK a non-exclusive, limited right to use, without the right to transfer, sublicense or otherwise permit Third Parties to use, the Chips, in conjunction with the MassARRAY(TM) System, for GSK's Internal Research Purposes, within the Territory, for performing SQNM's proprietary MassEXTEND(TM) methods and processes claimed under the `538 Patent (as defined in Background Technology) and all counterpart foreign equivalent patent rights. The pricing of SQNM's Chips set forth in Exhibit C1 includes a fully prepaid license fee in consideration for this limited grant; such right granted being limited to the number of Elements per Chip purchased (i.e., three hundred eighty four (384)), and such right granted being limited to use by GSK for GSK Internal Research Purposes, in the Territory. This license [...***...] to Third Parties. This option shall be for a period of [...***...] from the Effective Date of this Agreement. In the event that GSK chooses to exercise this option, GSK shall have the [...***...] to purchase such products on commercially reasonable terms to be negotiated by the Parties in good faith. [...***...], the terms of any such agreement including any necessary licenses shall be at a cost no greater than and on terms no less favorable to GSK than those set

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                                  CONFIDENTIAL

forth in Exhibit C1 attached hereto. However, the prices provided in Exhibit C1 are subject to change at the sole discretion of SQNM after [...***...]. Notwithstanding the above, nothing in this Agreement shall be construed or interpreted in any manner as an obligation upon GSK to enter into such a purchase pursuant to this Section, or as an acceptance by GSK of any part or all of the terms set forth in Exhibit C1.

         2. GSK shall have the option, at its sole discretion, to acquire upon commercially reasonable terms to be negotiated by the Parties in good faith, a non-exclusive non-transferable, non-sublicenseable, license to use SQNM's [...***...] Technology (referred to as MassEXTEND(TM) [...***...] in Exhibit C2) for GSK [...***...] under SQNM's Intellectual Property Rights as follows. In the event that GSK chooses to exercise this option, GSK shall have the irrevocable right to acquire from SQNM on commercially reasonable terms to be negotiated by the parties in good faith any and all non-exclusive licenses under SQNM Intellectual Property Rights necessary for GSK's [...***...] that include Genotyping [...***...] DNA samples [...***...] ("[...***...]"). SQNM will, under such a license, grant to GSK a non-exclusive, limited right to use, without the right to transfer, sublicense or otherwise permit Third Parties to use the Chips, in conjunction with the MassARRAY(TM) System, in the Territory, for [...***...] with SQNM's proprietary MassEXTEND(TM) methods and processes claimed under the `538 Patent (as defined in Background Technology) and all counterpart foreign equivalent patent rights, in consideration for GSK's payment of the additional license fee to SQNM which is identified in Exhibit C2. However, for a period of [...***...] from the Effective Date of this Agreement, any such license entered into pursuant to the option under this Section shall not extend to the use of SQNM's [...***...] Technology for the measurement of [...***...]. Such excluded use shall, at the expiration of said [...***...], be thereafter included within any such license obtained by GSK pursuant to the option under this Section. This option shall be for a period of [...***...] from the Effective Date. Until [...***...], the terms of any such license shall be at a cost no greater than and on terms no less favorable to GSK than those set forth in Exhibit C2 attached hereto. However, the license fees provided in Exhibit C2 are subject to change at the sole discretion of SQNM after [...***...]. This license shall not be sublicenseable or transferable to Third Parties. Notwithstanding the above, nothing in this Agreement shall be construed or interpreted in any manner as an obligation upon GSK to enter into such a license pursuant to this Section, or as an acceptance by GSK of any part or all of the terms set forth in Exhibit C2.

                ARTICLE V. CONFIDENTIAL INFORMATION AND MATERIALS

A. During the term of this Agreement, one Party may provide to the other proprietary and confidential information and/or materials that the providing Party considers essential for the purpose of this Agreement. Such proprietary and confidential information and/or materials shall include, but is not limited to, any and all Background Data and Background Technology, Project Data as well as business strategy and financial information, owned or provided by one Party (the providing Party) to the other Party (the receiving Party) hereunder. The providing Party shall mark or designate in writing such information and/or materials (including electronic forms thereof) as confidential and proprietary of the providing Party. With respect to any confidential and proprietary information which are disclosed orally from one party to the other, such information shall not be subject to the confidentiality and non-use provisions of this Article

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

unless a written summary of the orally disclosed information is provided to the receiving party by the providing party within thirty (30) days of the date of the initial disclosure of such information. The terms and provisions of this
Article V with respect to confidentiality and non use of proprietary and confidential information of the Parties shall supersede any and all prior confidentiality agreements between SQNM and GSK, or between any Third Party and SQNM or its Affiliates, or any Third Party and GSK or its Affiliates with respect to the subject matter of this Agreement.

B. In the event a Party receives such proprietary and confidential information and/or materials of the other Party, unless otherwise provided in a separate agreement between the Parties, the receiving Party shall use it only to the extent needed to perform its obligations under this Agreement or to exercise its rights and licenses to the extent permitted by this Agreement. The receiving Party further agrees that during the Term of this Agreement and for a period of seven (7) years from such disclosure, such Party will not disclose or permit or cause to be disclosed, directly or indirectly, such proprietary and confidential information and/or materials received from the disclosing Party to any Third Party, or use it for any other purpose, without the prior written consent of the disclosing Party, except to the extent necessary to perform its obligations or exercise its rights and licenses under this Agreement. In addition, in handling proprietary and confidential information and/or materials of the other Party, whether to perform such obligations or to exercise such rights and licenses, the receiving Party shall use the same degree of care that it uses to protect its own confidential information and/or materials of similar value, but in no event less than the ordinary degree of care required by law to preserve the secrecy of information that under such law is deemed confidential. By way of example, such efforts will include the act of obtaining the execution of appropriate confidentiality agreement from those of its agents, contractors, consultants, customers, subcontractors, or other Third Parties to whom such information is disclosed, subject always to the provisions of this Agreement with respect to Third Parties. Notwithstanding the foregoing, each Party may include confidential information, to the limited extent necessary, in legal documents, including patent applications, needed for securing intellectual property rights in any New IP.

C. As used herein, proprietary and confidential information shall not include information that the receiving Party can demonstrate by competent written evidence: (i) is in the public domain or becomes part of the public domain through no act or omission of the receiving Party; (ii) was already known to the receiving Party at the time it received such information; (iii) is or was developed independently by the receiving Party without reference to the proprietary and confidential information of the other Party; or (iv) is required to be disclosed by law or by regulation or by a competent court order, provided that prior to such disclosure the receiving Party has promptly notified the disclosing Party of such required disclosure and has provided the disclosing party with an adequate and timely opportunity to object to such requirement, or to limit the scope of such disclosure or to obtain confidential treatment thereof. The occurrence of either (i) or (ii) or (iii) or (iv) above shall not be construed as granting any rights, express or implied, under any patents or other intellectual property rights of the disclosing Party that cover information meeting one or more of these exceptions.

D. In the event of any termination or expiration of this Agreement hereunder, each receiving Party agrees that it and any Third Party to whom it provided confidential or proprietary

                                  CONFIDENTIAL

information and/or materials of the disclosing Party shall, as directed by the disclosing Party, promptly return or destroy and certify in writing the destruction of all originals, copies, versions and modifications, in whatever form, format or media existing, of the proprietary and confidential information and/or materials disclosed to it by the disclosing Party, without retaining any copy thereof, except that one copy of such proprietary and confidential information and/or materials may be retained in the confidential legal files of the receiving Party solely for the purpose of assuring compliance with its obligations under this Agreement or for the purpose of defending or maintaining any litigation (including any administrative proceeding) relating to this Agreement.

                             ARTICLE VI. PUBLICATION

A. Conditions of Publication. Publication by either Party of any of the Project Data, New IP or other information or data arising from the Project requires the prior express written approval and review by the other Party for publication of any kind of any of such data, results or information arising from the Project, which approval shall not be unreasonably withheld. The sole exception to this shall be the right of SQNM to publicly post any or all of the [...***...], indicating that MassARRAY(TM) assays have been designed and are available through SQNM as part of their commercial business. In such a posting by SQNM, [...***...] at any given time. In addition, no Project Data may be publicly posted, except as already in the public domain and except that any SNP-Related Information as set forth in Exhibit D may be posted by SQNM after [...***...] from the termination or expiration date of this Agreement. For the avoidance of doubt, any posting which is encompassed within Section VI. C. shall not be subject to the restrictions set forth in this Section VI. A.

B. [...***...] are Confidential Information. SQNM agrees that any information which might in any way indicate that [...***...] is to be treated as GSK's Confidential Information and SQNM's use of such information is subject to the provisions of Article V, and that, notwithstanding anything to the contrary contained herein, during the term of this Agreement and thereafter, SQNM shall not disclose or permit to be disclosed to any Third Party any of such information. GSK agrees that it will provide SQNM with [...***...] that GSK agrees may be provided by SQNM to, for example, [...***...].

C. SQNM Commercial Rights. It is understood and agreed that SQNM shall have the right to sell and otherwise commercialize [...***...] developed and owned by it hereunder as part of its commercial business, subject to the terms and conditions of this Agreement, including without limitation, the restrictions and limitations set forth in Article IV, V, VI and VIII.

                ARTICLE VII. SUBCONTRACTING WORK TO A THIRD PARTY

A. Use of GSK-Approved Third Parties Only. SQNM shall not delegate, subcontract or assign any of its rights and/or obligations hereunder or any of the work to be performed by it under the Statement of Work to any Third Party without obtaining the prior written consent of

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

GSK, which consent shall not be unreasonably withheld. In the event that SQNM wishes to engage a Third Party such as a contractor, agent, consultant or other Third Party to perform any part of its obligations under the Statement of Work, SQNM, shall notify GSK in writing, including by email or otherwise, of the identity, address, and proposed role of the Third Party sought to be hired. The hiring of said Third Party shall be subject to the prior written approval of GSK. In the event that GSK approves the hiring of the Third Party, SQNM shall ensure that the Third Party executes an agreement with SQNM, said agreement having provisions governing the assignment of Intellectual Property Rights, and the maintenance in confidence and non-use of proprietary information and other confidential information on terms conforming to all of the provisions of this Agreement. The individual, in performing the work under this Agreement, will not be acting as an employee or agent of either SQNM, nor will the individual be entitled to any of the entitlements or benefits which normally accrue to SQNM employees. Notwithstanding anything to the contrary herein, despite engaging a Third Party to perform its obligations hereunder, SQNM shall remain liable for the performance of such obligations in accordance with the terms hereof.

          B. GSK's use of Processed SNP Assays [...***...] for [...***...]. For period of [...***...] from the date of expiration or termination of this Agreement, GSK shall have an obligation to [...***...]. SQNM will within ten
(10) business days of such written notification either [...***...] or will provide GSK [...***...]. [...***...] If GSK, using reasonable and industry-accepted commercial considerations, [...***...].

                  ARTICLE VIII. REPRESENTATIONS AND WARRANTIES

A. Each Party hereby represents and warrants that, to the best of its knowledge, all of the Project SNPs that it nominates for use in the Project are public domain SNPs and are present in the [...***...].

B. Each Party hereby represents and warrants that, to the best of its knowledge at the Effective Date, it has not granted to any Third Party or government entity any exclusive license or other encumbrance upon the rights of the other Party to use any of the Project SNPs or SNP-Related Information as set forth herein.

C. SQNM hereby represents and warrants that it has the right to convey to GSK the licenses, options and rights granted hereunder, and each Party hereby represents and warrants that the performance of all of its obligations pursuant to this Agreement does not conflict with any of its obligations pursuant to the provisions of any other agreement in effect between it and any Third Party or government entity.

D. SQNM hereby represents and warrants that, to the best of its knowledge, the licenses to which GSK has options to acquire hereunder, if entered into, would grant GSK and its Affiliates

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

the right and ability under SQNM's Intellectual Property Rights to practice SQNM's MassEXTEND(TM) and [...***...] Technology with the Functional Assays developed hereunder for any and all of GSK's Internal Research Purposes, and that no additional licenses from SQNM under any other SQNM Intellectual Property Rights would be required.

E. SQNM hereby represents and warrants that it shall not, [...***...]. For the avoidance of doubt, with respect to this section VIII. E., [...***...].

                       ARTICLE IX. DISCLAIMER OF LIABILITY

A. Except as expressly stated in this Agreement, neither Party shall have any liability whatsoever arising from any action or omission of the other Party in the performance or failure of the other Party to perform its obligations pursuant to this Agreement and/or the SOW hereunder. Furthermore, except as expressly stated in this Agreement, neither Party shall have any liability whatsoever arising from any activities of the other Party with respect to the use, handling, storage or disposal by one Party of any materials provided to it by the other Party pursuant to this Agreement.

B. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY LOST DATA, LOST REVENUE OR LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR COULD HAVE FORESEEN SUCH DAMAGES.

                              ARTICLE X. INDEMNITY

A. SQNM shall indemnify and hold harmless GSK and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees) asserted by any Third Party against SQNM and/or GSK and arising from any of SQNM's actions or omissions under this Agreement, except to the extent that such claims, suits, causes of actions, damages and costs are due to the gross negligence or willful misconduct of GSK.

B. GSK shall indemnify and hold harmless SQNM and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees) asserted by any Third Party against GSK and/or SQNM and arising from any of GSK's actions or omissions under this Agreement, except to the extent that such claims, suits, causes of actions, damages and costs are due to the gross negligence or willful misconduct of SQNM.

C. SQNM shall indemnify and hold harmless GSK and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees)

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

asserted by any Third Party against GSK and/or SQNM alleging infringement of the intellectual property rights of any Third Party based upon GSK's use of the SQNM products identified in Exhibits C1 or C2 in accordance with the product specifications and information supplied by SQNM to GSK regarding their use, or any use by GSK of MassEXTEND(TM) methods or any of SQNM's Background Technology or Data pursuant to the terms or conditions of any license entered into between GSK and SQNM for such Background Technology or Data as a result of this Agreement. However, SQNM's indemnification shall apply only with respect to the specific products and processes encompassed by SQNM's Background Technology or Data and not to, for example, and not limited to, any Third Party intellectual property rights in any underlying genetic information or general methods of genetic analysis or sample preparation. SQNM's liability under this Section C for the infringement of any such Third Party intellectual property rights shall in no event be greater than two (2) times the amount of any direct monetary consideration actually received by it under this Agreement, including any amounts received in consideration for the sale of the products or licenses identified on Exhibits C1 or C2.

D. GSK shall indemnify and hold harmless SQNM and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees) asserted by any Third Party against SQNM and/or GSK for any illness, injury or other damage resulting from GSK or its Affiliates' use of the Project Data or New IP developed hereunder, or GSK's use under this Agreement of SQNM's Background Technology or Data, except to the extent that any such claims, suits, causes of action, damages and costs are due to the gross negligence or willful misconduct of SQNM.

E. SQNM shall indemnify and hold harmless GSK and its Affiliates with respect to any and all claims, suits, causes of action, damages and costs (including reasonable attorney's fees) asserted by any Third Party against GSK and/or SQNM for any illness, injury or other damage resulting from SQNM or its Affiliates' use of the Project Data or New IP developed hereunder, except to the extent that any such claims, suits, causes of action, damages and costs are due to the gross negligence or willful misconduct of GSK.

                        ARTICLE XI. TERM AND TERMINATION

A. The term of this Agreement shall run from the Effective Date (date signed by both parties) until [...***...] and the Project shall automatically expire if not completed by the same date. GSK shall have the sole option to extend the term of this Agreement until [...***...] or until the last of the Project Data is received by GSK at its site, whichever is earlier.

B. Either Party may terminate the Agreement for cause to be effective immediately upon receipt of written notice to the other Party in the event that the other Party is in material breach because:

         1.   GSK is more than 30 days late on any payment due hereunder, or

         2. SQNM has failed to physically deliver to GSK by [...***...] the Project Data for [...***...] Processed SNP Assays with a corresponding [...***...] Functional Assays.

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

C. Either Party may terminate this Agreement for cause due to a material breach of this Agreement by the other Party, other than as set forth in B above, such termination to be effective upon the expiration of thirty (30) days from the date that written notice is first received by the other Party setting forth the details of any such alleged breach, if the other Party has failed to cure such breach within said 30 day period.

D. A summary accounting and invoice for all Processed SNP Assays completed by the termination date in accordance with Exhibits A and B and the corresponding Project Data delivered to GSK as well as any outstanding Phase 4 Reagents purchased by either Party under the Co-Purchase Option will be issued on the termination date and be paid by each Party within thirty (30) days following the termination date. SQNM agrees that upon any notice of termination provided to it by GSK, that SQNM will immediately cease the creation of any further Project Data and Reagent orders.

                           ARTICLE XII. MISCELLANEOUS

A. No Agency. Both Parties shall, at all times during the performance of this Agreement, remain as independent contractors, and nothing in this Agreement shall be construed or interpreted to make the Parties partners, joint venturers or agents of one another for any purpose whatsoever. Neither Party is authorized, in the name of or on behalf of the other, to transact any business, incur any obligation, undertake any activities, or otherwise to bind the other in any manner whatsoever.

B. Insurance. Each Party shall carry and maintain in full force insurance required by applicable law and any other insurance customary in its field of work.

C. Publicity. Each Party agrees that it will not disclose the terms of this Agreement or use the other Party's name in any advertising, promotional materials, or publicity without the prior written approval of the other Party, which consent shall not be unreasonably withheld. The terms of this Agreement shall be deemed Confidential Information under this Agreement, except that the Parties shall mutually agree upon a press release to be released promptly after the signing of this Agreement. SQNM understands and agrees that the terms set forth in this Agreement disclose highly proprietary business strategies of GSK which, if disclosed publicly, would significantly injure GSK's competitive position with respect to the subject matter of this Agreement. Accordingly, in the event SQNM is required to publicly disclose the terms of this Agreement pursuant to the rules of any securities exchange or the U.S. Securities and Exchange Commission, SQNM shall redact as much Confidential Information as is permitted under such rules and shall coordinate all such redactions with GSK.

D. Notices. Unless otherwise set forth in this Agreement, all notices necessary or desirable to be given hereunder shall be in writing and shall be deemed given (i) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (ii) one (1) day after deposit with a commercial overnight carrier with written verification of receipt; or (iii) one (1) day after transmission by facsimile. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other Party pursuant to this Paragraph:

                                  CONFIDENTIAL

SQNM:    For technical matters:

                           Name:            [...***...]
                           Address:         3595 John Hopkins Ct.
                                            San Diego, CA 92121
                           Telephone:       (858) 202-9000
                           Fax:             (858) 202-9127
                           Email:           [...***...]@sequenom.com


SQNM:    For matters related to contract administration:

                           Name:            [...***...]
                                            [...***...]
                           Address:         3595 John Hopkins Ct.
                                            San Diego, CA 92121
                           Telephone:       (858) 202-9000
                           Fax:             [...***...]
                           Email:           [...***...]@sequenom.com


GSK:     For technical matters:

                           Name:            [...***...]
                                            [...***...]
                           Address:         GlaxoSmithKline
                                            5 Moore Drive
                                            Research Triangle Park, NC 27709
                           Telephone:       [...***...]
                           Fax:             [...***...]


GSK:     For matters related to contract administration:

                           Attention:       General Counsel
                           Address:         GlaxoSmithKline
                                            One Franklin Plaza
                                            P.O. Box 7929
                                            Philadelphia, PA 19101
                           Fax:             [...***...]

E.       Compliance with Law; Governing Law; Dispute Resolution.

         1. Each Party hereby represents that it and its Affiliates and approved Third Parties hired pursuant to Article VII hereunder shall perform all of its duties and obligations under this Agreement and shall use, store, handle and dispose of any and all materials received from the other Party in compliance with all applicable federal, state and local laws and regulations, including but not limited to all applicable laws and regulations related to informed patient consent and privacy.

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

         2. This Agreement shall be construed and interpreted under and any controversy hereunder shall be determined in accordance with the laws of the State of California, without reference to its conflict of law rules. The Parties agree that in the event that any controversy, claim or dispute between the Parties arising out of or relating in any way to this Agreement cannot be resolved by the Parties by mutual negotiation through the JPC and after escalation to Senior Management pursuant to Article III hereunder, then both Parties shall be free to pursue any and all available and proper administrative and judicial remedies and causes of action available at law and in equity.

F. Successors and Assigns: This Agreement shall be binding upon the successors and assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns; provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.

G. Assignment: Neither Party may assign this Agreement or its rights and obligations hereunder, in whole or in part, to any Third Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement or its rights and obligations hereunder, in whole or in part, to one or more of its Affiliates, or to any entity with which it may merge or consolidate, or to which it may sell or transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other Party.

H. Force Majeure: Neither Party will be liable to the other or deemed in default hereunder for any failure to perform or delay in performing due to causes beyond its reasonable control, including, without limitation, fire, flood, accident, strike, riot, civil commotion, act of God, or war or other hostilities. Each Party must use its best efforts to avoid any such failure or delay and must resume performance under this Agreement as promptly as possible after any such failure or delay. If either Party becomes aware of any such factor that would cause a delay or failure in performance, it must immediately notify the other Party in writing of the existence of such factor and probable length of continuation thereof.

I. Entire Agreement-Modification: This Agreement, together with Exhibits A-D appended hereto and hereby incorporated by reference, contain the entire understanding and agreement of the Parties hereto with respect to the matters herein contained. Neither Party hereto shall be bound by any oral or other agreement or understanding which is not expressly contained herein. This Agreement may be modified only by means of a written document signed by the duly authorized representatives of each of the Parties hereto.

J. No Waiver: Failure on either Party's part to exercise any rights or privileges granted to it or to insist upon full performance of all obligations or duties assumed by the other Party shall not be construed as waiving any such rights, privileges, obligations or duties or creating any custom contrary thereto.

K. Survival: The provisions of Articles II.B.1, II. C. 5-6, II.D.3-6, II.D. 8-9, III.F, IV, V, VI, VII.B, VIII, IX, X, XI.D and XII shall survive any expiration or termination of this Agreement according to their respective terms and conditions.

                                  CONFIDENTIAL

L. Severability: If any provision of this Agreement is found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

M. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their thereunto duly authorized representatives as of the date first written above.

SEQUENOM, INC.

/s/ Antonius Schuh
----------------------------

By:  Antonius Schuh
   -------------------------

Title: President and Chief Executive Officer
      --------------------------------------



SMITHKLINE BEECHAM CORPORATION         GLAXO GROUP LIMITED

/s/ Donald F. Parman                   /s/  Donald F. Parman
----------------------------           -----------------------------

By:  Donald F. Parman                  By: Donald F. Parman
    ------------------------               -------------------------

Title: Vice President and Secretary    Title:  Attorney-in-Fact
       ----------------------------           ----------------------

                                  CONFIDENTIAL

                                   APPENDICES

                                    EXHIBIT A

                     Statement Of Work (SOW) for the Project

PROJECT SUMMARY

GlaxoSmithKline (GSK) and Sequenom (SQNM) will equally and individually elect [...***...], respectively, to be processed in the Project. Oligonucleotide primer set reagents to assay each SNP using SQNM's MassARRAY(TM) System will be designed, ordered, and used in assays during the course of this Project. The assays will be tested on [...***...] human [...***...] DNAs, to generate [...***...], of which, it is anticipated that a minimum of [...***...].

[...***...]



4.       Receiving Inspection Criteria

------------------------------------------------------------------------------------------------------------------------------
              RECEIVING INSPECTION CRITERIA                  PASS     FAIL                       COMMENTS
------------------------------------------------------------------------------------------------------------------------------

Plate Name

------------------------------------------------------------------------------------------------------------------------------

Vendor Reference/Order Number

------------------------------------------------------------------------------------------------------------------------------

Verify plate name is correct.

------------------------------------------------------------------------------------------------------------------------------

Verify labeled concentration is correct.

------------------------------------------------------------------------------------------------------------------------------

Verify correct volume.

------------------------------------------------------------------------------------------------------------------------------

Vendor Certificate of Analysis                                Supplied
(documentation supporting Supplier's testing)
                                                              Not Supplied      State reason:

------------------------------------------------------------------------------------------------------------------------------

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

5.       Additional Check for Supplier Qualification (if applicable)

------------------------------------------------------------------------------------------------------------------------------
              RECEIVING INSPECTION CRITERIA                  PASS     FAIL                       COMMENTS
------------------------------------------------------------------------------------------------------------------------------

Concentration [...***...]

------------------------------------------------------------------------------------------------------------------------------

EXTEND Spectrum

------------------------------------------------------------------------------------------------------------------------------


Disposition:    Accept   Reject  NCMR #
                                        --------------------------

QC Receiving Inspector

Sign/Date:
           ---------------------------------------------------------------------

Sequence Format Specifications Document, Sept 8 2001, Doc. No 4005.001.R01

[...***...]

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

                                    EXHIBIT B

                                    Timelines

 [...***...]

                                               *Confidential Treatment Requested

                                  CONFIDENTIAL

                                   EXHIBIT C1

                               Quote For Equipment

[...***...]

Project 2 - MassARRAY(TM) Equipment Purchase Summary

---------------------------------------------------------------------------------------------------------------------------
                    MassARRAY(TM) System Components                      Units         Per Unit Pricing      Total Price
---------------------------------------------------------------------------------------------------------------------------

Robolab(TM) - Automated Base Extension High Throughput System           [...***...]        [...***...]         [...***...]
---------------------------------------------------------------------------------------------------------------------------

SpectroPOINT(TM) - Nanoliter transfer device for sample spotting on     [...***...]        [...***...]         [...***...]
SpectroCHIPs(TM)
---------------------------------------------------------------------------------------------------------------------------

SpectroREADER(TM) - Mass Spectrometer                                   [...***...]        [...***...]         [...***...]
---------------------------------------------------------------------------------------------------------------------------

SpectroTYPER(TM)RT - Real-time data analysis workstation               [...***...]        [...***...]         [...***...]
---------------------------------------------------------------------------------------------------------------------------

SpectroDESIGNER(TM) - Assay design software, capable of multiplex       [...***...]        [...***...]         [...***...]
assay design
---------------------------------------------------------------------------------------------------------------------------

*[...***...] for the first 12 months after installation of the MassARRAY(TM) system at a GSK facility with GSK's investment in the Project


Selected MassARRAY Consumables

---------------------------------------------------------------------------------------------------------------------------
Item                                                                                 Catalog Number         Price
---------------------------------------------------------------------------------------------------------------------------
384 SpectroCHIP(TM) DNA Analysis chip pack - (includes ten 384 Element chips)              00601           [...***...]
---------------------------------------------------------------------------------------------------------------------------

                         PATENTS AND PATENT APPLICATIONS
                           UNDER BACKGROUND TECHNOLOGY

United States Patent No. 6,258,538 (S.N. 09/287,679)

[...***...]

                                               *Confidential Treatment Requested

                                      C1-1

                                  CONFIDENTIAL

                                   EXHIBIT C2

                    Quote For MassEXTEND(TM) [...***...] LICENSE

[...***...]

------------------------------------------------------------------------------------------------------------
               MassEXTEND(TM) [...***...] License Fees              Units       Per Unit Pricing     Total Price
------------------------------------------------------------------------------------------------------------
   Internal Research license enabling [...***...]**

  -   First Year Access Fee                                  [...***...]       [...***...]       [...***...]

  -   License for subsequent years                           [...***...]       [...***...]       [...***...]
------------------------------------------------------------------------------------------------------------

** The License and License fees for MassEXTEND(TM) [...***...] are [...***...].

                         PATENTS AND PATENT APPLICATIONS
                           UNDER BACKGROUND TECHNOLOGY

United States Patent No. 6,258,538 (S.N. 09/287,679)

[...***...]

                                               *Confidential Treatment Requested

                                      C2-1

                                  CONFIDENTIAL

                                    EXHIBIT D

                                  Project Data

[...***...]


* Confidential Treatment Requested



                                       D-1